UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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PHOTON DYNAMICS, INC.
5970 Optical Court
San Jose, California 95138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On February 11, 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Photon Dynamics, Inc., a California corporation. The meeting will be held on Monday, February 11, 2008 at 9:00 AM local time at the offices of Photon Dynamics at 5970 Optical Court, San Jose, California for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection by the Audit Committee of the Board of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008.

3. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is December 20, 2007. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Sincerely,

Carl C. Straub Jr.
General Counsel & Secretary

San Jose, California
January 28, 2008

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PHOTON DYNAMICS, INC.
5970 Optical Court
San Jose, California 95138

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
February 11, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Photon Dynamics, Inc. is soliciting your proxy to vote at Photon Dynamics’ 2008 Annual Meeting of Shareholders. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Photon Dynamics intends to mail this proxy statement and the accompanying proxy card on or about January 28, 2008 to all shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on December 20, 2007 will be entitled to vote at the Annual Meeting. On this record date, there were 17,741,183 shares of Common Stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on December 20, 2007, your shares were registered directly in your name with Photon Dynamics’ transfer agent, Computershare Limited, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 20, 2007, your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the shareholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	The election of six directors.

•	The ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008.

How do I vote?

You may either vote “For” all the nominees to the Board or you may indicate that your vote is “Withheld” for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card or over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on February 11, 2008 to be counted.

•	To vote on the Internet, go to www.investorvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on February 11, 2008 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Photon Dynamics. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of December 20, 2007. For the election of directors, however, cumulative voting is permitted. You may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. If cumulative voting applies to the election of directors at the Annual Meeting, you will have six (6) votes for each share of Common Stock you own. You may cast all of your votes for one candidate or you may distribute your votes among different candidates as you choose. If you do not specify how to distribute your votes, your proxyholders (the individuals named on your proxy card) will cumulate votes using their best discretion.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director, “and “For” the ratification of Ernst & Young LLP as Photon

Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We are paying Altman Group Inc. their customary fee of $6,500, plus out-of-pocket expenses, to solicit proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Photon Dynamics’ Secretary at 5970 Optical Court, San Jose, California 95138.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by September 27, 2008, to Photon Dynamics’ Secretary at 5970 Optical Court, San Jose, California 95138. However, if Photon Dynamics’ 2009 Annual Meeting of Shareholders is not held between January 12, 2009 and March 13, 2009, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials.

If you wish to submit a proposal or nominate a director at our 2009 Annual Meeting of Shareholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, then you must provide specified information to us between October 14, 2008 and November 13, 2008. However, if our 2009 Annual Meeting of Shareholders is not held between January 12, 2009 and March 13, 2009, then the deadline will be the later of (a) the 90th day prior to the 2009 Annual Meeting of Shareholders and (b) the 10th day following the day on which we publicly announce the date of such meeting. If you wish to submit such a proposal or nominate a director at our 2009 Annual Meeting of Shareholders, please review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of shareholder proposals and director nominations.

If you wish to bring a matter before the shareholders at next year’s Annual Meeting and you do not notify Photon Dynamics before November 23, 2008, Photon Dynamics’ management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. However, if our 2009 Annual Meeting of Shareholders is not held between January 12, 2009 and March 13, 2009, then the deadline will be a reasonable time prior to the time we mail our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under applicable rules. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors under Proposal No. 1, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008, must receive a “For” vote from the majority of shares present and voting either in person or by proxy. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting in person or by proxy. On the December 20, 2007 record date, there were 17,741,183 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Photon Dynamics’ quarterly report on Form 10-Q for the second quarter of 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

General

There are six nominees for the six director positions presently authorized by Photon Dynamics’ Board and Photon Dynamics’ Bylaws. The names of the persons who are nominees for director and their positions and offices with Photon Dynamics are set forth in the table below. Each of the nominees listed below is currently a director of Photon Dynamics, and all were elected to the Board by the shareholders at the last annual meeting, except that Dr. Fraser was appointed to the Board in October 2007 upon the recommendation of the Nominating and Corporate Governance Committee. It is Photon Dynamics’ policy to encourage its directors to attend the Annual Meeting, and all directors may attend the Annual Meeting telephonically. All of Photon Dynamics’ then-current directors attended the 2007 Annual Meeting of Shareholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to discretionary power to cumulate votes. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Photon Dynamics’ management. Proxies may not be voted for more than six directors. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve. The candidates receiving the highest number of affirmative votes by the shares entitled to be voted will be elected.

Nominees

The following is a brief biography of each nominee for director, including their respective ages as of January 25, 2008.

Name	Age	Current Position with Photon

Dr. Malcolm J. Thompson	62	Chairman of the Board; Director
Mr. Jeffrey A. Hawthorne	50	Chief Executive Officer and President; Director
Ms. Terry H. Carlitz	56	Director
Dr. Donald C. Fraser	66	Director
Mr. Edward Rogas Jr.	67	Director
Mr. Curtis S. Wozniak	52	Director

MALCOLM J. THOMPSON has been a member of our Board since 1992, served as the Executive Chairman of our Board from October 2003 until September 2005 and is now Chairman of the Board. He is the President of MJT Associates and Consulting Company specializing in high technology and business consulting. From April 2003 to December 2005, Dr. Thompson served as the interim chief executive officer of Vitex Systems, Inc., a developer of technology for use in the manufacture of next-generation flat panel displays. From 1998 through November 2001, he was president and chief executive officer of Novalux, Inc., a provider of laser modules for optical networks. From 1996 to 1998, he was president and chief executive officer of dpiX, Inc., a digital image capture and display products company, and from 1981 to 1996, he was the Chief Technologist for Xerox PARC. Since December 2005, he has been on the board of Cambridge Display Technology. He also has served as chairman of the board of the United States Display Consortium, an industry-government consortium of over 135 member companies. Dr. Thompson received a B.S. and a Ph.D. in Applied Physics from the University of Brighton, Sussex in the United Kingdom.

JEFFREY A. HAWTHORNE has been our President and Chief Executive Officer since October 2003, and has been a member of our Board since December 2003. From July 2003 to October 2003, Mr. Hawthorne was our Chief Operating Officer. From November 2001 to July 2003, Mr. Hawthorne was our Vice President and President, Image Processing Systems Division. Mr. Hawthorne joined us in 1991 and has held a series of other management positions including Vice President, Development from September 1994 to November 2001. Mr. Hawthorne received a B.S. degree in Engineering Physics from the University of Colorado and an M.S. degree in Optical Engineering from the University of Rochester.

TERRY H. CARLITZ has been a member of our Board since December 2004. Since June 2002, Ms. Carlitz has served as an independent business advisor. From 1999 to May 2002, Ms. Carlitz served as a director and as chief financial officer of Saba Software, Inc., a provider of human capital management applications. From 1998 to 1999, Ms. Carlitz served as senior vice president of operations and chief financial officer of SPL WorldGroup B.V., a provider of customer relationship management solutions for the energy industry. From 1995 to 1998, Ms. Carlitz served as chief financial officer of Infinity Financial Technology, a provider of derivatives trading and risk management solutions until its merger with SunGard Data Systems. From 1987 to 1995, Ms. Carlitz held various senior financial management positions at Apple Computer, Inc. From February 2003 until April 2007, Ms. Carlitz served on the board of directors of Hyperion Solutions Corporation, a provider of business performance management solutions, and from February 2003 until May 2007, Ms. Carlitz served on the board of directors of Advent Software, Inc., a provider of enterprise investment management software. Ms. Carlitz also serves on the International Board of Advisors at the San Jose State University College of Business and the Management Board of Stanford University’s Graduate School of Business. Ms. Carlitz received a B.S. from San Jose State University and an M.B.A. from Stanford University’s Graduate School of Business.

DONALD C. FRASER has been a member of our Board since October 2007. He was the founder and Director of the Boston University Photonics Center and a Professor of Engineering and Physics at that university until he retired in January 2006. From 1991 to 1993, Dr. Fraser was the Principal Deputy Under Secretary of Defense, Acquisition, with primary responsibility for managing the Department of Defense acquisition process, including setting policy and executing programs. He served as Deputy Director of Operational Test and Evaluation for Command, Control, Communications and Intelligence from 1990 to 1991, a position which included top level management and oversight of the operational test and evaluation of all major Department of Defense communications, command and control, intelligence, electronic warfare, space and information management system programs. From 1981 to 1988, Dr. Fraser was employed as Vice President, Technical Operations at Charles Stark Draper Laboratory and from 1988 to 1990, as its Executive Vice President. Dr. Fraser is a director of Aurora Flight Sciences, the Center for Technology Commercialization and DRS Technologies, a NYSE-listed defense company.

EDWARD ROGAS JR. has been a member of our Board since May 2006. Mr. Rogas served as a Senior Vice President at Teradyne, Inc., an automated test equipment (ATE) manufacturer, from 2000 through 2005. From 1976 to 2000, Mr. Rogas held various management positions in the semiconductor ATE portion of Teradyne’s business, including Vice President from 1984 to 2000. Prior to that, from 1973 to 1976, he served as Vice President at American Research and Development. Mr. Rogas serves as a member of the board of directors, chairman of the board and chairman of the audit committee of Vitesse Semiconductor Corporation and serves as a member of the board of directors and member of the audit and compensation committees of Vignani Technologies. He holds an M.B.A. (with distinction) from Harvard Business School and a B.S. from the United States Naval Academy.

CURTIS S. WOZNIAK has been a member of our Board since December 2004. Since October 2003, Mr. Wozniak has been a private investor and a consultant. From 1996 to October 2003, Mr. Wozniak served as chief executive officer of Electroglas, Inc., a provider of automatic wafer probing technologies. From 1994 to 1996, Mr. Wozniak served as president and chief operating officer of Xilinx, Inc., a semiconductor manufacturer. From 1984 to 1994, Mr. Wozniak held various management positions with Sun Microsystems, Inc. Mr. Wozniak serves on the board of directors of a privately held company and on the board of trustees of Kettering University. Mr. Wozniak received a B.S.M.E. from Kettering University and an M.B.A. from Stanford University’s Graduate School of Business.

Photon Dynamics has not re-nominated current directors Messrs. Brathwaite and Kim due to their desire to attend to other commitments.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Photon Dynamics’ Board consults with Photon Dynamics’ counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of any relevant transactions or relationships between each director, or any of his or her family members, and Photon Dynamics, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Photon Dynamics’ directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Hawthorne, the Chief Executive Officer and President of Photon Dynamics, and Dr. Thompson, the Chairman of the Board of Photon Dynamics. As required under applicable Nasdaq listing standards, Photon Dynamics’ independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board and its Committees

The Board has three committees: an Audit Committee, a Compensation and Employee Ownership Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee. The following table indicates the current membership of each of the Board committees and meeting information for fiscal 2007 for each of the Board committees:

Nominating and
			Compensation and		Corporate
Name	Audit		Employee Ownership		Governance

Mr. Edward Rogas Jr.	X		X	*
Mr. Nicholas E. Brathwaite			X	*	X
Mr. Michael J. Kim			X		X
Ms. Terry H. Carlitz	X	*			X
Mr. Curtis S. Wozniak	X				X	*

Total meetings in fiscal year 2007	22		4		1

*	Committee chairperson during fiscal 2007. Mr. Brathwaite was chairperson of the Compensation Committee until August 2007, when Mr. Rogas become chairperson.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Photon Dynamics.

Audit Committee.  The Audit Committee of the Board oversees Photon Dynamics’ financial reporting process on behalf of the Board. For this purpose, the Audit Committee performs several functions. Among other things, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of Photon Dynamics’ independent registered public accounting firm;

•	has the sole authority to select, evaluate, replace and oversee Photon Dynamics’ independent registered public accounting firm;

•	has the sole authority to approve non-audit and audit services to be performed by Photon Dynamics’ independent registered public accounting firm;

•	oversees the independence of Photon Dynamics’ independent registered public accounting firm and is responsible for receiving written statements from Photon Dynamics’ independent registered public accounting firm delineating all relationships between Photon Dynamics’ independent registered public accounting firm and Photon Dynamics consistent with Independence Standards Board Standard No. 1;

•	reviews and discusses with management and Photon Dynamics’ independent registered public accounting firm, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices and alternative accounting policies available under generally accepted auditing standards;

•	reviews with Photon Dynamics’ independent registered public accounting firm the adequacy and effectiveness of Photon Dynamics’ accounting and financial controls; and

•	has the specific responsibilities and authority necessary to comply with the Nasdaq listing standards applicable to audit committees.

During fiscal 2007, the Audit Committee was composed of three non-employee directors: Terry Carlitz (Chair), Curtis Wozniak, and Edward Rogas Jr. The Audit Committee met 22 times during the fiscal year. The Board has adopted a written Audit Committee Charter, which is available at http://www.photondynamics.com. The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Photon Dynamics’ Audit Committee are independent (as currently defined in the Nasdaq listing standards). The Board has determined that each of Terry Carlitz and Curtis Wozniak qualifies as an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

Compensation and Employee Ownership Committee.  The Compensation Committee of the Board reviews and approves the overall compensation strategy and policies for Photon Dynamics. Among other things, the Compensation Committee:

•	reviews and approves corporate performance goals and objectives;

•	reviews and approves the compensation and other terms of employment of Photon Dynamics’ Chief Executive Officer and determines the compensation of Photon Dynamics’ other executive officers;

•	proposes the adoption, amendment and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs;

•	grants rights, participation and interests in these compensation plans to eligible participants; and

•	reports to the Board from time to time, or whenever it shall be called upon to do so.

During fiscal 2007, the Compensation Committee was composed of the following non-employee directors: Nicholas Brathwaite, Michael Kim and, starting in August 2007, Edward Rogas Jr. (who also replaced Mr. Brathwaite as Chair of the committee at that time). All members of the Compensation Committee are independent (as currently defined in the Nasdaq listing standards). The Compensation Committee met four times during the fiscal year. The Compensation Committee has retained Dolmat Connell & Partners as an outside compensation consultant. For more information regarding our compensation practices, including the role of executive officers and the compensation consultant, please see the section entitled “Compensation Discussion and Analysis” below.

Compensation Committee Interlocks and Insider Participation

None of the current members of the Compensation Committee is or was an officer or employee of Photon Dynamics or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee of the Board, in consultation with the Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Photon Dynamics. The Nominating and Corporate Governance Committee also has the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for re-election to the Board. In addition, the Nominating and Corporate Governance Committee monitors the size of the Board, has the power and authority to consider Board nominees and proposals submitted by Photon Dynamics’ shareholders, and establishes procedures to facilitate shareholder communication with the Board. The Nominating and Corporate Governance Committee also periodically reviews, discusses and assesses the performance of the Board and Board committees; annually recommends to the Board the chairmanship and membership of each Board committee; develops corporate governance principles and periodically reviews and assesses these principles and their application; oversees and reviews the processes and procedures used by Photon Dynamics to provide information to the Board and its committees; and periodically reviews the compensation paid to non-employee directors for their service on the Board and its committees, and recommends any changes to the full Board for its approval. The Board has adopted a written Nominating and Corporate Governance Committee Charter, which is available on our website at http://www.photondynamics.com.

For fiscal year 2007, the Nominating and Corporate Governance Committee was composed of four non-employee directors: Curtis Wozniak (Chair), Terry Carlitz, Nicholas Brathwaite and Michael Kim. All members of the Nominating and Corporate Governance Committee are independent (as currently defined in the Nasdaq listing standards). The Nominating and Corporate Governance Committee met once during the fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Photon Dynamics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Photon Dynamics’ shareholders. However, the Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of Photon Dynamics and the long-term interests of Photon Dynamics’ shareholders. In conducting this assessment, the Committee considers the criteria for director qualifications set by the Board, as well as diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and Photon Dynamics to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Photon Dynamics during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon Nasdaq listing standards, SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 5970 Optical Court, San Jose, CA 95138-1400 not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of Photon Dynamics’ stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not received a timely director nominee from a shareholder of Photon Dynamics.

Meetings of the Board

The Board met eight times during the last fiscal year. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which they served that were held during the period for which they were a director or committee member, respectively.

Shareholder Communications with the Board

Photon Dynamics’ Board has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may send a written communication addressed as follows: Photon Dynamics Board Communication, 5970 Optical Court, San Jose, CA 95138-1400. Communications may also be sent by e-mail to the following address: board@photondynamics.com. Each communication sent must state the number of shares owned by the shareholder making the communication. Each communication will be reviewed by the Secretary of Photon Dynamics who will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication.

Corporate Governance Guidelines

The Board has adopted the Photon Dynamics, Inc. Corporate Governance Guidelines. The Guidelines include, but are not limited to:

•	Age limits for retirement of the Board

•	Stock ownership guidelines for directors

•	Management evaluation and succession planning guidelines

•	Guidelines limiting Board service

The Corporate Governance Guidelines are posted on our website at http://www.photondynamics.com.

Code of Business Conduct and Ethics

Photon Dynamics has adopted a Code of Business Conduct and Ethics that applies to all of its directors, executive officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at http://www.photondynamics.com. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics, by posting such information on our website at the address specified above.

Compensation of Directors

Each non-employee director of Photon Dynamics is currently entitled to receive an annual retainer fee of $20,000, plus a per meeting fee of $2,000 for in person meetings and $1,000 for telephonic meetings. Each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is entitled to receive, in addition to his or her Board compensation, a per meeting fee of $1,000 for in person meetings and $750 for telephonic meetings. The Chairman of the Board and of each Board committee is entitled to receive, in addition to his or her Board compensation and committee attendance fees, an annual retainer as follows: Chairman of the Board — $20,000; Chairman of the Audit Committee — $20,000; Chairman of the Compensation Committee — $10,000; and Chairman of the Nominating and Corporate Governance Committee — $8,000. The non-employee members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with company policy. The following table summarizes the cash retainer and meeting fees paid to our non-employee directors:

Board Fees:
Chairman	$20,000
Board Annual Retainer	$20,000
Board Meeting Fee — In Person	$2,000
Board Meeting Fee — By Telephone	$1,000
Committee Membership Fees:
Committee Meeting Fee — In Person	$1,000
Committee Meeting Fee — By Telephone	$750
Committee Chairperson Annual Retainer Fees:
Audit Committee	$20,000
Compensation Committee	$10,000
Nominating and Corporate Governance Committee	$8,000

The 2006 Directors’ Plan provides for the following grants until the Board determines otherwise: (i) an initial grant of restricted share units representing 3,300 shares of our Common Stock and an option to purchase 10,000 shares of our Common Stock when an individual first becomes a non-employee director, each of which will vest annually over four years; and (ii) an annual grant on the date of our annual meeting of restricted share units representing 2,500 shares of our Common Stock, which vests annually over three years, and an option to purchase 7,500 shares of our Common Stock, which vests over one year. Each option granted has an exercise price equal to the fair market value of our Common Stock on the grant date, and the annual grants are subject to proration with respect to directors who have not served a full year on the grant date.

Employee directors do not receive any additional compensation for service on our Board. Mr. Hawthorne is the only director who is also an employee of the Company and, accordingly, he did not receive any additional compensation for his service on our Board and so he is not listed in the table below.

During the fiscal year ended September 30, 2007, each non-employee director (excluding Dr. Fraser, who joined the Board after the end of the fiscal year) earned the following cash and equity compensation:

	Fees Earned or	Stock	Option	Total
	Paid in Cash	Awards	Awards	Compensation
Name of Director	($)	($)(1)(3)	($)(2)(3)	($)

Dr. Malcolm J. Thompson	53,000	11,467	32,893	97,360
Mr. Nicholas E. Brathwaite	43,250	11,467	32,893	87,610
Ms. Terry H. Carlitz	73,250	11,467	86,627	171,344
Mr. Michael J. Kim	37,500	11,467	32,893	81,860
Mr. Edward Rogas Jr.	54,000	2,865	55,433	112,298
Mr. Curtis S. Wozniak	62,000	11,467	86,627	160,094

(1)	This column represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal year 2007 for stock awards granted to each of the directors in fiscal year 2007, which was the first year in which stock awards were granted. For additional information and assumptions, see Note 11 of our financial statements in the Form 10-K for the year ended September 30, 2007, as filed with the SEC.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 for option awards granted to each of the directors in fiscal year 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock option awards were forfeited by any of the directors in fiscal year 2007. For additional information, see Note 11 of our financial statements in the Form 10-K for the year ended September 30, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(3)	The following table sets forth, as of September 30, 2007, the aggregate number of stock awards and stock options held by each non-employee director. The table also shows the “fair value” on the grant date of each award granted during fiscal 2007, which consisted only of each non-employee director receiving an option to purchase 7,500 shares and 2,500 RSUs on January 24, 2007, except Mr. Rogas, who receive a smaller portion of such award based on his having served less than a full year on such date:

			Full Grant Date Fair	Full Grant Date Fair
	Number of Stock	Number of Stock	Value of RSUs	Value of Options
	Awards at	Options at	Granted in	Granted in
Name of Director	Year-End	Year-End	Fiscal 2007 ($)	Fiscal 2007 ($)

Dr. Malcolm J. Thompson	2,500	84,500	27,525	26,328
Mr. Nicholas E. Brathwaite	2,500	52,500	27,525	26,328
Ms. Terry H. Carlitz	2,500	42,500	27,525	26,328
Mr. Michael J. Kim	2,500	57,500	27,525	26,328
Mr. Edward Rogas Jr.	625	21,875	6,881	6,582
Mr. Curtis S. Wozniak	2,500	42,500	27,525	26,328

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008, and has further directed that management submit the selection of Photon Dynamics’ independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited Photon Dynamics’ financial statements since the fiscal year ended September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Photon Dynamics’ Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm. However, the Board, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Photon Dynamics and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees

The following is a summary of the aggregate fees billed to Photon Dynamics by Ernst & Young LLP for professional services rendered during the fiscal years ended September 30, 2007 and 2006.

Fee Category

	Fiscal 2007 Fees	Fiscal 2006 Fees

Audit Fees	$997,582	$1,101,804
Audit-Related Fees	$155,785	177,364
All Other Fees	$20,190	1,500

Total Fees	$1,173,557	$1,280,668

Audit Fees.  Consists of fees billed for professional services rendered for the audit of Photon Dynamics’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Fees relating to Section 404 compliance for fiscal 2007 and fiscal 2006 are included as part of the audit of Photon Dynamics’ consolidated financial statements and of its internal control over financial reporting and such fees are included under “Audit Fees”.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Photon Dynamics’ consolidated financial statements and are not reported under “Audit Fees.” During fiscal 2007, these services related to the restatement associated primarily with customs issues and related to international trade and customs-related advice. During fiscal 2006, these services were rendered in connection with consultations related to potential mergers and acquisitions.

All Other Fees.  For fiscal 2007, consists of fees for products and services related to closing a legal entity in China provided by Ernst &Young. For fiscal 2006, these fees related to a subscription to Ernst & Young’s online accounting and auditing research tool.

All fees described above were either approved in advance by the Audit Committee or approved in advance in accordance with the policy and procedures adopted by our Audit Committee for the pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm.

Pre-Approval of Audit and Non-Audit Services

Photon Dynamics’ Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual explicit case-by-case basis before our independent registered public accounting firm is engaged to provide each service. The policy also provides that pre-approval of services may be delegated to one or more members of the Audit Committee. Pursuant to the policy, our Audit Committee has delegated specific pre-approval authority to the Chair of the Audit Committee, provided that the Chair of the Audit Committee is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting and that the Chair of the Audit Committee may not pre-approve services that, together with all other services that have not yet been reported to the Audit Committee, exceed $20,000 in the aggregate.

The Audit Committee has determined that the rendering of preapproved services other than audit services by Ernst & Young LLP does not result in a compromise of auditor independence.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS
UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Photon Dynamics’ Common Stock as of November 30, 2007 by: (i) each director and each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of Photon Dynamics as a group; and (iv) all those known by Photon Dynamics to be beneficial owners of more than five percent of its Common Stock.

This table is based on information supplied by executive officers, directors and principal shareholders and Schedules 13G and Forms 13-F filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Photon Dynamics believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,740,663 shares of Photon Dynamics’ Common Stock outstanding on November 30, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that may be acquired with 60 days of November 30, 2007 (upon exercise of options or vested of restricted stock units held by that person) are deemed outstanding. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Photon Dynamics at the address on the first page of this proxy statement.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner	Beneficial Ownership	Class

Kern Capital Management, L.L.C. (1a)	1,703,700	9.6%
114 W. 47th Street, Suite 1926 New York, NY 10036
Dimensional Fund Advisors, LP(1b)	1,287,923	7.3%
1299 Ocean Ave. Santa Monica, CA 90401
Legg Mason Inc. (1c)	1,077,777	6.1%
100 Light Street Baltimore, MD 21202
David W. Gardner(2)	1,070,830	6.0%
Systematic Financial Management, LP (1d)	897,938	5.1%
300 Frank W. Burr Blvd. Glenpointe East, 7th Floor Teaneck, NJ 07666
Renaissance Technologies Corp. (1e)	897,300	5.1%
800 Third Avenue New York, NY 10022
Jeffrey A. Hawthorne(2)	277,281	1.5%
Wendell T. Blonigan(2)	27,666	*
Mark Merrill	2,335	*
Michael W. Schradle(2)	18,666	*
Steve Song(2)	83,443	*
Nicholas E. Brathwaite(2)	52,500	*
Terry H. Carlitz(2)	37,500	*
Donald C. Fraser	—	—
Michael J. Kim(2)	57,500	*
Malcolm J. Thompson(2)	84,500	*
Edward Rogas Jr.(2)	6,875	*
Curtis S. Wozniak(2)	37,500	*
All named executive officers and directors as a group (12 persons)(3)	685,766	3.8%

*	Less than one percent

(1a)	Based on a Form 13F filed on November 14, 2007 reflecting share ownership as of September 30, 2007. According to a Schedule 13G/A filed on January 10, 2008, Kern Capital Management, L.L.C. (“KCM”) no

longer holds any of our common shares as of December 31, 2007. According to such filing, Robert Kern and David Kern as controlling members of KCM may be deemed to have share voting and/or investment power of the shares held by KCM but disclaim such beneficial ownership.

(1b)	Based on a Form 13F filed on October 25, 2007 reflecting share ownership as of September 30, 2007.

(1c)	Based on a Form 13F-HR/A filed on December 28, 2007 reflecting share ownership as of September 30, 2007.

(1d)	Based on a Form 13F filed on November 13, 2007 reflecting share ownership as of September 30, 2007.

(1e)	Based on a Form 13F filed on November 14, 2007 reflecting share ownership as of September 30, 2007.

(2)	With respect to each of the following individuals, includes the following number of shares that such person had the right to acquire within 60 days after the date of this table pursuant to outstanding options and restricted stock units: Jeffrey A. Hawthorne, 262,143 shares; Wendell T. Blonigan, 27,666 shares; David W. Gardner, 4,500 shares; Michael W. Schradle, 18,666 shares; Steve Song, 79,876 shares; Nicholas E. Brathwaite, 52,500 shares; Terry H. Carlitz, 37,500 shares; Michael J. Kim, 57,500 shares; Edward Rogas Jr., 6,875 shares; Malcolm J. Thompson, 84,500 shares; and Curtis S. Wozniak, 37,500 shares.

(3)	Includes an aggregate of 664,726 shares which our named executive officers and directors have the right to acquire (upon exercise of options and vesting of restricted stock units) within 60 days after the date of this table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Photon Dynamics’ directors and executive officers, and persons who own more than ten percent of a registered class of Photon Dynamics’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Photon Dynamics. Executive Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Photon Dynamics with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to Photon Dynamics and written representations that no other reports were required, since the beginning of the fiscal year ended September 30, 2007, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for a late Form 3 and two late Forms 4 for Mr. Blonigan and a late Form 3 for Mr. Frasier, all of which have since been filed.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

Set forth in the table below is information pertaining to securities authorized for issuance with respect to all of Photon Dynamics’ equity compensation plans in effect as of September 30, 2007. There are options and restricted stock units but no warrants or other rights existing under these plans.

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued Upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
	and Rights(1)	and Rights(1)	Reflected in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans previously approved by security holders	1,529,153	$19.29	1,739,630
Equity compensation plans not previously approved by security holders(2)	625	16.88	—

Total	1,529,778	$19.29	1,739,630

(1)	Outstanding restricted stock units are included in column (a), but because shares underlying restricted stock units are issued without payment of an exercise price, these awards have been excluded from the weighted average exercise price calculation in column (b).

(2)	Consists solely of options outstanding under the CR Technology, Inc. 1991 Stock Option Plan, or the CRT 1991 Plan, which Photon Dynamics assumed in connection with Photon Dynamics’ acquisition of CR Technology in November 1999. Options are no longer granted under the CRT 1991 Plan, and all of these outstanding options were granted prior to Photon Dynamics’ acquisition of CR Technology.

EXECUTIVE OFFICERS

Our executive officers, their ages and their positions as of January 25, 2008, are as follows:

Name	Age	Current Position with Photon

Mr. Jeffrey A. Hawthorne	50	Chief Executive Officer and President; Director
Wendell T. Blonigan	46	Chief Operating Officer

JEFFREY A. HAWTHORNE.  See “Election of Directors” above.

WENDELL BLONIGAN joined us as Vice President and Chief Operating Officer in December 2006. Prior to joining Photon Dynamics, Inc., Mr. Blonigan was with AKT Inc., an Applied Materials company, from 1991 through 2006, most recently in the position of President from 2003 through 2006.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of our executive compensation program are to:

•attract and retain qualified individuals;

•align executive interests with those of our shareholders; and

•remain competitive with our peers in each component of our compensation program.

Our compensation philosophy is based on a meritocracy. We strive to reward employees based on objective measures combined with qualitative goals to attain the employee performance objectives we are trying to achieve throughout the organization. The compensation plan is designed to increase the capabilities of our organization and give us a sustainable competitive advantage in the markets we serve. Additionally, the compensation program is structured to attract, retain, reward and develop talent, motivate employees to meet short-term and long-term corporate goals that enhance shareholder value, and allow the company to successfully compete for talent on all levels. Our compensation program is designed to promote internal equity and external competitiveness with the practices of other high technology companies.

What is each element of executive compensation and why?

Compensation for Photon Dynamics’ executive officers consists primarily of base salary, annual cash incentives available through our Management Incentive Plan and long-term equity incentives. Each of these elements is generally reviewed on at least an annual basis. We use this mix of compensation in order to provide both competitive fixed cash compensation to retain talented executives, plus variable cash compensation that will reward and motivate strong performance. The Compensation Committee believes that a significant portion of executive officers’ compensation should be performance-based, whether in the form of annual cash bonuses or long-term equity incentive awards. The Compensation Committee remains committed to the view that equity awards align the interests of shareholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of Photon Dynamics’ stock.

Photon Dynamics also offers to its executive officers participation in plans available generally to all employees of Photon Dynamics, including its 401(k) plan (with matching contributions), employee stock purchase plan (which allows employees to use a percentage of pay to purchase stock at a 15% discount), and medical and dental plan participation.

How does the company determine the amount for each element?

The above philosophy guides the Compensation Committee in assessing the proper allocation among long-term equity compensation, current cash compensation and short-term bonus compensation. Other considerations include the achievement of our business objectives, such as our revenue and profitability, competitive practices and trends given our market capitalization and industry, and regulatory requirements.

In setting or adjusting compensation, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee does not have specific performance factors and does not specifically assign relative weights to factors, but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives.

Base Salary.  The Compensation Committee reviews and approves base salaries for each of Photon Dynamics’ executive officers at least annually in connection with annual performance reviews. Generally, in approving salary levels for executive officers (other than the Chief Executive Officer), the Compensation Committee considers the evaluation and recommendations of Photon Dynamics’ Chief Executive Officer.

In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in Photon Dynamics, the note of inflation, the competitive environment relative to other technology companies, independent survey data, an employee’s experience within and outside of Photon Dynamics and anticipated future responsibilities of each individual within the next year.

Performance-Based Cash Compensation.  The Compensation Committee takes into consideration a number of factors in determining the specific elements associated with Photon Dynamics’ performance. These elements include profitability, market share, revenue growth, business unit strategic and financial performance as well as competitive practices. Generally, under our Management Incentive Plan, bonus payments are determined on a yearly basis taking into account corporate, business unit and individual performance. The individual performance factor is based on individual performance objectives achieved during the applicable year, which vary depending on position and responsibility. For fiscal 2007, we based our actual bonus payouts on individual objectives rather than pre-defined corporate performance measures. We felt this was appropriate because of the challenges faced by our business during fiscal 2007 and to encourage retention and reward hard work in a difficult environment. The most important factors for each of our named executive officers were as follows: reduction of overall, costs reduction of manufacturing costs and successful transition of our manufacturing base to Korea as well as the level of bookings. Based on these considerations, the bonuses reported in the Summary Compensation Table below were approved for each named executive officer, except that Mr. Hawthorne’s bonus was not to be paid until we completed our restatement and part of his bonus would consist of restricted shares and/or options, and Mr. Schradle did not receive a bonus under the bonus plan but did receive amounts under the transition agreement described below. In addition, in connection with his hiring in December 2006, we decided to provide Mr. Blonigan with the opportunity to receive compensation for originating certain types of technology transactions. As a result of our completion of a transaction in fiscal 2007, we expect to consider during fiscal 2008 the appropriate amount, form and terms of this performance compensation for Mr. Blonigan.

Equity Compensation.  The goals of our equity compensation program are to:

•	Provide long-term incentive compensation to key employee talent;

•	Align goals and objectives, financial performance, strategic direction and shareholder value;

•	Retain key talent through equity ownership; and

•	Be a competitive tool for attracting senior management and employee talent.

During fiscal 2007, we undertook a significant review of our equity compensation program, based on factors such as the performance of our stock, employee morale, shareholder dilution and accounting consequences. Prior to fiscal 2007, we had granted stock options to our executives and other employees, consistent with historical practices of other technology companies. For fiscal 2007, we reviewed the status and impact of our stock option program. This review was driven mainly by two factors: (i) the requirement that we begin recognizing accounting expenses for stock options under FAS 123R, as already required for other types of equity awards (such as restricted stock); and (ii) a significant portion of our stock options had exercise prices greater than our stock price, meaning they did not have the retentive and incentive impact intended. As a result of this review, combined with the challenges faced by us during fiscal 2007 that resulted in poor performance of our stock price, our Compensation Committee approved grants of “full value” awards in the form of RSUs in addition to continued stock option grants. Although RSUs have some value even in a downward turning market, we believe they still provide significant incentives because of the direct relationship between the award value and our stock price. In addition, we believe RSUs offer significant retention value because of the vesting schedule. We still believe stock options are an important compensation tool because of the requirement that our stock price increase from the grant date in order for the holder to realize value. The Compensation Committee believes that this mix of types of equity awards increases the incentive and retentive value of our equity program by offering recipients the opportunity to realize value in equity compensation even in a declining market, while still providing an incentive for recipients to work toward improving our stock performance.

During fiscal 2007, we completed a shareholder-approved exchange program where employees (other than executive officers) were given the opportunity to exchange their underwater stock options for restricted stock units, as described in our proxy statement last year. Because executive officers were not eligible to participate, they currently hold a significant number of underwater stock options. The only equity awards granted to our executive officers during fiscal 2007 were the result of new hire grants. Therefore, we anticipate making new equity award grants to our executive officers and other employees in early fiscal 2008. We expect these will be a combination of RSUs and stock options. Mr. Wendell Blonigan has already received RSUs in connection with his commencement of employment.

In budgeting our aggregate equity award grants for executives and other employees, the Compensation Committee reviews the proposed accounting expense for the proposed awards. In determining the number of shares subject to an equity award to be granted to any individual executive officer, we consider:

•	Individual performance of the recipient;

•	Market competitiveness; and

•	The extent to which the individual’s responsibilities are tied to stock performance.

The Compensation Committee takes into account the executive officer’s position and level of responsibility within Photon Dynamics, the potential reward to the executive officer if the stock price appreciates in the public market, and the competitiveness of the executive officer’s overall compensation arrangement, including stock options, although outstanding performance by an individual may also be taken into consideration. The Compensation Committee reviews the executive officer’s existing stock and option holdings, but generally does not factor the specific value of prior grants into the calculation of new grants. However, we expect to consider the current status of underwater options in reviewing potential upcoming grants.

We do not have stock ownership requirements for our executive officers because we believe their equity compensation offers sufficient incentive and risk by placing an important element of their compensation at risk based on our stock price performance.

Benchmarking activity.  We utilize surveys of compensation paid by other companies because we feel it is important to know what our competition for talent pays as well as the trends in our market, both in terms of the level of pay and types of compensation provided. For fiscal 2007, benchmarking was not a material factor in our decision-making process. Instead, we focused on matters specific to Photon Dynamics and individual performance.

How does each element and the company’s decisions regarding that element fit into the company’s overall compensation objectives and affect decisions regarding other elements?

We believe that each aspect of our compensation program is designed to achieve a different compensation objective as described above. The different elements must collectively achieve our goals. For example, during fiscal 2007, we focused on our cash incentive program because of the lack of equity compensation to executive officers during fiscal 2007.

Why have we adopted severance protections for some executives?

Currently our post-termination protections for executives is limited. As described below in this proxy under “Potential Payments Upon Termination or Change-in-Control”, our CEO and some executive officers have “double-trigger” protection, meaning they receive these benefits if there is a change in control followed by a termination of employment (including a material reduction in pay or duties). We feel this is appropriate in order to limit the concern that can arise in a market where acquisitive activity has become common. In addition, after a change in control, these executives may be most likely to be at risk of termination, and their opportunity to realize the value on their equity grants (which is intended to be a significant portion of their compensation) would be taken away involuntarily. We may from time to time consider implementing other severance protections for our executive officers and employees, based on a review of potential costs and market practice.

Do we consider the accounting and tax impact of compensation?

In 2007, accounting and tax implications were generally not a critical factor in the setting of overall compensation for our executive officers. Our compensation decisions are driven more by the factors and policies described above, although we do consider the accounting and/or tax impact of compensation. For example, our Compensation Committee and Board review the estimated financial statement impact of proposed equity grants in budgeting grants for the year.

The tax consequences are less of a direct consideration. For example, we have not adopted a policy requiring that compensation be eligible for the 162(m) deduction. Section 162(m) of the Internal Revenue Code limits Photon Dynamics to a deduction for federal income tax purposes of no more than $1 million of compensation paid in a taxable year to our executive officers named in the Summary Compensation Table. Compensation above $1 million may be deducted if it is “performance-based” compensation within the meaning of Section 162(m). The Compensation Committee has not established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as “performance-based” compensation. It is not currently expected that any compensation deemed paid to any of our executive officers, other than the equity grants, will exceed the $1 million limit per officer or, if it did, would result in a material impact to the Company. The terms of our 2005 Plan are intended to maximize the deductibility under Section 162(m) of stock option grants to executives. However, the types of RSUs we currently grant would not be eligible for the deduction because their vesting is time-based.

Who determines executive compensation? What is the role of management?

Our executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission and Internal Revenue Code rules. The Compensation Committee operates under a written charter adopted by our Board. In some cases, the Compensation Committee reviews specific aspects of our program and recommends action be taken by the full Board.

The Compensation Committee has the authority to engage its own outside advisors to assist in carrying out its responsibilities and has done so for fiscal 2008. During fiscal 2007, Meyercord and Associates was retained by Photon Dynamics as a compensation consultant to review the competitiveness of our compensation elements.

The Compensation Committee also works with members of management as it deems appropriate. For example, the Chief Executive Officer recommends payments to his direct reports as well as reports on their individual performance achievement, which the Committee feels is appropriate because the CEO has the most direct knowledge about these executives’ performance. However, the CEO and other members of management and HR recommend types of compensation, based on their interactions with employees, experience in the market and/or discussions with our consultant. The Compensation and Benefits Group in Photon Dynamics’ Human Resources Department supports the Compensation Committee in its work and in some cases acts at the direction of the Compensation Committee to fulfill various functions in administering Photon Dynamics’ compensation programs.

In summary, it is the opinion of the Compensation Committee that the executive compensation policies and plans adopted by Photon Dynamics provide a balanced and reasonable remuneration program that properly aligns our performance and the interest of our shareholders with competitive and equitable executive compensation over the short-term and long-term.

Compensation of Executive Officers

The following table shows for the fiscal year ended September 30, 2007 compensation awarded or paid to, or earned by, the persons who served as our principal executive officer and principal financial officer during the 2007 fiscal year, our other two executive officers as of September 30, 2007 and one former executive officer (collectively, the “Named Executive Officers”):

Summary Compensation Table

							Non-Equity
							Incentive
					Stock	Option	Plan		All Other
Name and Principal	Fiscal	Salary	Bonus		Awards	Awards	Compensation		Compensation	Total
Position	Year	($)	($)		($)(1)	($)(2)	($)		($)(3)	($)

Jeffrey A. Hawthorne	2007	345,192	—		—	146,864	131,000		3,500	626,556
Chief Executive Officer and President
Michael W. Schradle(4)	2007	224,906	—		—	139,737	—	(4)	—	364,643
Chief Financial Officer
Wendell T. Blonigan	2007	220,769	75,000	(5)	227,655	106,761	145,000		—	775,185
Chief Operating Officer
Steve Song	2007	261,747	—		—	39,689	140,000		3,500	444,936
Vice President, Sales
Mark Merrill(6)	2007	224,906	—		—	47,518	—		3,500	275,924
Former Vice President, Marketing

(1)	This column represents the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R for fiscal year 2007 for stock awards granted to each of the named executive officers in fiscal year 2007, which was the first year in which stock awards were granted. For additional information and assumptions, see Note 11 of our financial statements in the Form 10-K for the year ended September 30, 2007, as filed with the SEC.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 for option awards granted to each of the named executive officers in fiscal year 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock option awards were forfeited by any of the named executive officers in fiscal year 2007. For additional information, see Note 11 of our financial statements in the Form 10-K for the year ended September 30, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(3)	Consists of matching contributions made to Photon Dynamics’ 401(k) Plan during the fiscal year.

(4)	Mr. Schradle’s employment terminated on January 24, 2008. See the description of his transition and separation agreement, including payments made or to be made during fiscal 2008, under “Potential Payments Upon Termination or Change-in-Control” below.

(5)	Consists of a signing bonus in connection with his start of employment in December 2007.

(6)	Mr. Merrill resigned on August 15, 2007.

Grants of Plan-Based Awards

The following table shows equity and non-equity awards granted to the named executive officers during the fiscal year ended September 30, 2007.

		Estimated Potential Payouts Under
		Non-Equity Incentive Plan Awards
					All Other	All Other		Full Grant
					Stock	Option		Date Fair
					Awards:	Awards:	Exercise	Value of
					Number of	Number of	Price of	Stock and
					Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)(1)	($)	Units	Options	($/sh)	($)(2)

Jeffrey A. Hawthorne			262,500
Michael W. Schradle	11/13/2006					80,000	$11.25	334,363
			150,000
Wendell T. Blonigan	12/13/2006				50,000			546,500
	12/13/2006					70,000	$10.93	279,126
			182,000
Steve Song			156,000
Mark Merrill

(1)	As described in our Compensation Discussion and Analysis above, for fiscal 2007, performance under our performance bonus program was measured based on individual performance factors rather than implementing a specific corporate performance formula-based plan. Although we specify target award levels as set forth in this table, the Compensation Committee retains discretion regarding actual payments, and so there is no threshold or maximum amounts specified under the plan. The actual amounts paid for fiscal 2007 are set forth in the Summary Compensation Table above.

(2)	This column represents the “fair value” as of the grant date determined pursuant to FAS 123R for accounting purposes. For additional information, see Note 11 of our financial statements in the Form 10-K for the year ended September 30, 2007, as filed with the SEC.

Outstanding Equity Awards

The following table provides information on the holdings of stock options and stock awards (in the form of restricted stock units) by each named executive officer at September 30, 2007.

		Option Awards					Stock Awards
									Market
		Number of	Number of				Number of		Value of
		Securities	Securities				Shares or		Shares or
		Underlying	Underlying				Units of		Units of
		Unexercised	Unexercised		Option	Option	Stock That		Stock That
	Grant	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Date	Exercisable	Unexercisable		Price ($)	Date	Vested		Vested ($)(1)

Jeffrey Hawthorne	10/19/99	20,000			22.06	10/18/09
	04/14/00	10,000			47.31	04/14/10
	01/08/01	20,000			16.88	01/07/11
	10/18/01	15,000			26.10	10/17/11
	07/17/02	10,000			26.24	07/16/12
	04/14/03	30,000			17.75	04/13/13
	10/21/03	100,000			31.11	10/20/13
	10/25/04	50,400	21,600	(2)	17.36	10/24/14
	11/27/98	983			4.50	11/26/08
Michael Schradle	11/13/06	13,333	66,667	(3)	11.25	11/12/13
Wendell T. Blonigan	12/13/06	10,500	59,500	(4)	10.93	12/12/13
	12/13/06						50,000	(4)	452,500
Steve Song	12/02/98	3,600			4.13	12/01/08
	06/10/99	3,000			10.63	06/09/09
	10/19/99	4,074			22.06	10/18/09
	04/14/00	7,500			47.31	04/13/10
	01/08/01	8,502			16.88	01/07/11
	07/17/02	10,000			26.24	07/16/12
	10/21/03	28,000			31.11	10/20/13
	11/03/04	13,600	6,400	(5)	18.41	11/02/14
Mark Merrill	07/12/04	80,000			27.58	07/11/14
	11/03/04	9,899			18.41	11/02/14
	01/18/06	2,400			19.46	01/17/13

(1)	Based on $9.05 per share, which was the closing market price on September 28, 2007 (the last trading day of fiscal 2007).

(2)	These unvested options are vesting monthly through 12/25/08.

(3)	These options were subject to vesting monthly through 11/31/11 until termination of his employment on January 24, 2008.

(4)	This option grant vests over a 60-month period as follows: 10% vested on 6/11/07 and the remaining shares vest monthly thereafter. The unvested restricted stock unit award vests in annual installments through 12/11/10.

(5)	These options vest monthly through 11/31/2008.

Option Exercises and Stock Vested

No options were exercised by any named executive officer during fiscal 2007, and no named executive officer’s stock awards vested during fiscal 2007.

Potential Payments Upon Termination or Change-in-Control

Each of Mr. Hawthorne and Mr. Blonigan (and, prior to the termination of his employment, Mr. Schradle) is a party to an agreement which provides for certain severance and other benefits in the event of a termination of his employment following a change of control of Photon Dynamics. Pursuant to the agreement, in the event of a termination of the executive officer’s employment without cause or his resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, he will be entitled to receive one year of his base salary and on-target bonus and accelerated vesting of all of his stock options, subject to the executive officer signing a release. For purposes of these agreements and the change of control agreements described below, “good reason” generally includes material reduction in pay or duties or involuntary relocation.

We have entered into a change of control agreement with Mr. Song, which provides that if within 12 months after a change of control of Photon Dynamics, his employment is terminated by us without cause or by him for good reason, all stock options granted to him by Photon Dynamics will become fully vested and exercisable.

In December 2007, we entered into a transition agreement with Mr. Schradle pursuant to which he agreed to remain as Chief Financial Officer until completion of our restatement. Pursuant to the agreement, we agreed to pay him $50,000 immediately and, at the time of his termination of employment, $75,000 plus an amount equal to his base salary through December 31, 2008 (which will equal approximately $230,000) and medical benefits through December 31, 2008. Mr. Schradle also signed a general release of claims against us.

The following table sets forth the benefits that would have been received under the foregoing agreements (other than Mr. Schradle’s) if a qualifying termination had occurred on September 30, 2007. All unvested options that would accelerate were underwater on that date.

	Termination Prior to CIC		Termination After CIC
	Cash	Option	Cash	Option
Name	Severance	Vesting	Severance	Vesting(1)

Hawthorne	n/a	n/a	$612,500	—
Blonigan	n/a	n/a	$462,000	—
Song	n/a	n/a	$0	—

(1)	All options that would accelerate were underwater on September 30, 2007. Information regarding the exercise price and vesting status of each named executive officer’s unvested stock options are set forth above under “Outstanding Equity Awards”.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Photon Dynamics has entered into indemnity agreements with certain officers and directors which provide, among other things, that Photon Dynamics will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of Photon Dynamics, and otherwise to the fullest extent permitted under California law and Photon Dynamics’ Bylaws.

In July 2007, in connection with the purchase of Salvador Imaging, Salvador’s founder, David W. Gardner, became a holder of more than 5% of our stock and also became an employee of Photon Dynamics’ through its wholly owned subsidiary Salvador Imaging. In addition, as part of the consideration paid in this acquisition, the Company issued a promissory note to a trust of which Mr. Gardner is the trustee. The note bears interest at an annual rate of 5%. At September 30, 2007, approximately $5.3 million was outstanding, which included approximately $47,000 in interest.

The Audit Committee has the responsibility under its written charter to review and approve related party transactions, to the extent not previously approved by another independent committee of the Board. The full board reviewed and approved the transaction described above.

REPORT OF THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE

Nicholas Braithwaite
Michael J. Kim
Edward Rogas Jr.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

The Audit Committee oversees Photon Dynamics’ financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of Photon Dynamics’ independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with Photon Dynamics’ independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Photon Dynamics’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and Photon Dynamics, including the matters in the written disclosures received as required by the Independence Standards Board Standards No. 1 and matters required to be discussed by the Statement on Auditing Standards No. 61, and has considered the compatibility of non-audit services with the independence of Photon Dynamics’ independent registered public accounting firm.

The Audit Committee discussed with Photon Dynamics’ independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of Photon Dynamics’ internal controls, and the overall quality of Photon Dynamics’ financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to shareholder ratification described in Proposal 2, Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008.

AUDIT COMMITTEE MEMBERS

Edward Rogas Jr.
Curtis S. Wozniak
Terry H. Carlitz, Chair

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Photon Dynamics shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Photon Dynamics that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, 5970 Optical Court, San Jose, CA 95138, or (3) contact our Investor Relations department, at (408) 360-3561. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Photon Dynamics will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Carl C. Straub Jr.
General Counsel & Secretary
San Jose, California
January 28, 2008

A copy of Photon Dynamics’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2007 is available without charge upon written request to: Corporate Secretary, Photon Dynamics, Inc., 5970 Optical Court, San Jose, California 95138.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 11, 2008 The undersigned hereby appoints Jeffrey A. Hawthorne and Carl C. Straub Jr., and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the offices of Photon Dynamics, Inc. at 5970 Optical Court, San Jose, California 95138 on Monday, February 11, 2008 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the matters stated on the reverse side and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND PROPOSAL 2 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters, in accordance with their best judgment. A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2007 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, PHOTON DYNAMICS, INC., 5970 OPTICAL COURT, SAN JOSE, CALIFORNIA 95138. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Proxy — PHOTON DYNAMICS, INC. _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 0 1 6 3 1 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00U1WB 6 1 C V + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. For Against Abstain 2. To ratify the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2008. 3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. 01 — Malcolm J. Thompson 04 — Donald C. Fraser 02 — Terry H. Carlitz 05 — Edward Rogas Jr. 03 — Curtis S. Wozniak 06 — Jeffrey A. Hawthorne 1. Election of Directors: For Withhold For Withhold For Withhold _IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE._ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 11, 2008. Vote by Internet · Log on to the Internet and go to www.investorvote.com · Follow the steps outlined on the secured website. Vote by telephone · Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message.